SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: February 14, 2001


                    NEW ENGLAND POWER COMPANY

        (exact name of registrant as specified in charter)


Massachusetts              1-6564              04-1663070
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)          Identification No.)
incorporation)




       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)

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Item 5.  Other Events
---------------------

     New England Power Company (the Company) has a 22.5% ownership interest in the Vermont Yankee Nuclear Power Corporation (Vermont Yankee). In November 1999, Vermont Yankee entered into an agreement with AmerGen Energy Company (AmerGen), a joint venture between PECO Energy and British Energy, to sell the assets of Vermont Yankee. Approval of the sale was pending before the Vermont Public Service Board (VPSB). Since that time, the agreement had been revised and several other parties indicated to the VPSB that they were prepared to make an offer for Vermont Yankee. On February 14, 2001, the VPSB rejected the AmerGen sale proposal, stating it believes that there is additional value available from the market. On February 15, 2001, Vermont Yankee announced that it intends to work with state regulators to develop an auction process for the sale of the plant. Vermont Yankee's goal is to complete the auction by early summer 2001 and achieve regulatory approval by the end of 2001.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                             NEW ENGLAND POWER COMPANY


                              s/John G. Cochrane

                              By
                                 John G. Cochrane
                                 Treasurer


Date:   February 20, 2001